UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Remy International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	35-1909253
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Corporation Drive Pendleton, Indiana	46064
(Address of principal executive offices)	(Zip code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-173081

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, to be registered hereunder is set forth under the caption “Description of capital stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-173081 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on March 25, 2011, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with respect to such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2012	REMY INTERNATIONAL, INC.
	By:	/S/ JOHN H. WEBER
John H. Weber
Chief Executive Officer